Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-8 of RenX Enterprises Corp. (f/k/a Safe and Green Development Corporation) of our report dated August 12, 2025, relating to the audit of the financial statements of Resource Group US Holdings LLC as of December 31, 2024 and 2023, and for the two-year period ended December 31, 2024, which appeared in RenX Enterprises Corp.’s Current Report on Form 8-K filed on August 12, 2025.

/s/ M&K CPAS, PLLC
www.mkacpas.com
The Woodlands, Texas

June 29, 2026